SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 23, 2004

Exact Name of
Commission	Registrant	State or other	IRS Employer
File	as specified in	Jurisdiction of	Identification
Number	its charter	Incorporation	Number
1-12609	PG&E Corporation	California	94-3234914
1-2348	Pacific Gas and Electric Company	California	94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177	PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000	PG&E Corporation (415) 267-7000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

     On March 23, 2004, Pacific Gas and Electric Company (Utility) closed its public offering of $6.7 billion in first mortgage bonds. The $6.7 billion in first mortgage bonds consisted of $600 million of 3.60% First Mortgage Bonds due 2009, $500 million of 4.20% First Mortgage Bonds due 2011, $1 billion of 4.80% First Mortgage Bonds due 2014, $3 billion of 6.05% First Mortgage Bonds due 2034, and $1.6 billion of Floating Rate First Mortgage Bonds due 2006. Proceeds of the offering, subject to the satisfaction of certain conditions to implementing the Utility’s confirmed plan of reorganization, are expected to be used to pay allowed creditor claims pursuant to the plan.

     In order to furnish certain exhibits for incorporation by reference into the Registration Statement on Form S-3 previously filed by the Utility with the Securities and Exchange Commission (SEC), as amended by Amendment No. 1 (File No. 333-109994) (Registration Statement), the Utility is filing the Underwriting Agreement, dated March 18, 2004, between Pacific Gas and Electric Company and Lehman Brothers Inc. and UBS Securities LLC as Exhibit 1.1 to the Registration Statement, the Indenture of Mortgage, dated as of March 11, 2004, between Pacific Gas and Electric Company and BNY Western Trust Company as Exhibit 4.1 to the Registration Statement, the First Supplemental Indenture, dated as of March 23, 2004, between Pacific Gas and Electric Company and BNY Western Trust Company as Exhibit 4.2 to the Registration Statement, the Escrow Deposit and Disbursement Agreement, dated as of March 23, 2004, among Pacific Gas and Electric Company and BNY Western Trust Company as escrow agent and trustee as Exhibit 4.3 to the Registration Statement, the Calculation Agency Agreement, dated as of March 23, 2004, between Pacific Gas and Electric Company and BNY Western Trust Company as Exhibit 4.4 to the Registration Statement, and two opinions of Orrick, Herrington & Sutcliffe LLP, dated March 23, 2004, as Exhibits 5.1 and 5.2 to the Registration Statement.

     As a result of recent events, including but not limited to recent actions taken by Moody’s Investors Service and Standard & Poor’s with respect to the credit ratings for the Utility and the first mortgage bonds, and the California Public Utilities Commission’s (CPUC) denial of applications for rehearing of its December 18, 2003 decision approving the settlement agreement entered into among the Utility, PG&E Corporation and the CPUC to resolve the Utility’s Chapter 11 proceeding (Settlement Agreement), and the closing of the Utility’s public offering of $6.7 billion in first mortgage bonds, the Utility anticipates that it will meet the accounting criteria necessary to record certain regulatory assets at March 31, 2004. As discussed in Note 2 to the Utility’s December 31, 2003 consolidated financial statements, these regulatory assets include the approximate $2.21 billion after-tax regulatory asset ($3.7 billion pre-tax) provided for under the Settlement Agreement and a regulatory asset of approximately $800 million after-tax ($1.3 billion pre-tax) related to the Utility’s 2003 generation rate base which the CPUC found to be just and reasonable under the Settlement Agreement.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Number	Description
1.1	Underwriting Agreement, dated March 18, 2004, between Pacific Gas and Electric Company and Lehman Brothers Inc. and UBS Securities LLC (annexes omitted).*
4.1	Indenture of Mortgage, dated as of March 11, 2004, between Pacific Gas and Electric Company and BNY Western Trust Company.
4.2	First Supplemental Indenture, dated as of March 23, 2004, between Pacific Gas and Electric Company and BNY Western Trust Company.
4.3	Escrow Deposit and Disbursement Agreement, dated as of March 23, 2004, among Pacific Gas and Electric Company and BNY Western Trust Company as escrow agent and trustee (Exhibit B omitted).*
4.4	Calculation Agency Agreement, dated as of March 23, 2004, between Pacific Gas and Electric Company and BNY Western Trust Company.
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP, dated March 23, 2004, regarding the First Mortgage Bonds.
5.2	Opinion of Orrick, Herrington & Sutcliffe LLP, dated March 23, 2004, regarding the unsold Senior Secured Bonds.
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included as part of their opinions filed herewith).

*	The Utility agrees to provide a copy of each omitted annex or exhibit supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
/s/ Linda Y.H. Cheng

Linda Y.H. Cheng Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY
/s/ Dinyar B. Mistry

Dinyar B. Mistry Vice President and Controller
Dated: March 23, 2004

EXHIBIT INDEX

Number	Description
1.1	Underwriting Agreement, dated March 18, 2004, between Pacific Gas and Electric Company and Lehman Brothers Inc. and UBS Securities LLC (annexes omitted).
4.1	Indenture of Mortgage, dated as of March 11, 2004, between Pacific Gas and Electric Company and BNY Western Trust Company.
4.2	First Supplemental Indenture, dated as of March 23, 2004, between Pacific Gas and Electric Company and BNY Western Trust Company.
4.3	Escrow Deposit and Disbursement Agreement, dated as of March 23, 2004, among Pacific Gas and Electric Company and BNY Western Trust Company as escrow agent and trustee (Exhibit B omitted).
4.4	Calculation Agency Agreement, dated as of March 23, 2004, between Pacific Gas and Electric Company and BNY Western Trust Company.
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP, dated March 23, 2004, regarding the First Mortgage Bonds.
5.2	Opinion of Orrick, Herrington & Sutcliffe LLP, dated March 23, 2004, regarding the unsold Senior Secured Bonds.
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included as part of their opinions filed herewith).